SUB-ITEM 77(D)
                  POLICIES WITH RESPECT TO SECURITY INVESTMENT

         Part A to the Registrant's Registration Statement on Form N-2 is incorporated by reference as filed pursuant to Section 8(b) of the Investment Company Act of 1940, via EDGAR on April 13, 2005, accession number 0001116679-05-001172.

Part B to the Registrant's Registration Statement on Form N-2 is incorporated by reference as filed pursuant to Section 8(b) of the Investment Company Act of 1940, via EDGAR on April 13, 2005, accession number 0001116679-05-001172.